UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

RIDGEWOOD ENERGY X FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-53591	26-0870318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address and telephone number:
947 Linwood Avenue, Ridgewood, NJ 07450
(800) 942-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.        Material Impairments

On June 15, 2009, Ridgewood Energy X Fund, LLC (the “Fund”) was informed by the operator that the Luna Project, an exploratory well, did not have commercially productive quantities of either gas or oil and has been determined to be an unsuccessful well, or dry hole.  The Fund owns a 28% working interest in the Luna Project.

As a result of the dry hole, the Fund incurred approximately $5.5 million of charges during the second quarter of 2009.  The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY X FUND, LLC

Date: June 18, 2009	By:	/s/	Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer